Exhibit 23.2

Consent of Independent Registered Public Accounting Firm -
KPMG LLP

The Board of Directors
Platinum Underwriters Holdings, Ltd.

We consent to the incorporation by reference in the registration statements (Nos. 333-104257, 333-133521 and 333-166368) on Form S-8 of Platinum Underwriters Holdings, Ltd and subsidiaries of our report dated  February 26, 2009, with respect to the consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for year ended December 31, 2008, and all related financial statement schedules.

/s/ KPMG LLP
New York, New York
February 18, 2011